Exhibit 23.1.1

                         KISH, LEAKE, & ASSOCIATES, P.C.
                         7901 Bellview Avenue, Suite 220
                               Englewood, CO 80111


March 1, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Securities and Exchange Commission

I hereby consent to the use of my report dated August 27, 1999 in the Registration Statement on Form SB-2 for EXPRESS INVESTMENTS ASSOCIATES, INC. for the period ended June 30, 1999 and the three month period ended September 30, 1999 and September 30, 1998 (Unaudited).

KISH, LEAKE, & ASSOCIATES, P.C.

/s/ J.D. Kish

J.D. Kish,Certified Public Accountant